Exhibit 99.1

Joint Filer Information


Date of Event Requiring Statement:March 16, 2005


Issuer Name and Ticker or Trading Symbol:PanAmSat
Holding
Corporation
(PA)

Designated Filer:Providence Equity Partners IV, L.L.C.

Other Joint Filers:PEP PAS, L.L.C., PEOP PAS, L.L.C.,
Providence Equity Partners IV L.P.,
Providence Equity Operating Partners
IV, L.P., Providence Equity GP IV L.P.,
Jonathan M. Nelson, Glenn M. Creamer

Addresses:The address of each of the filers is C/O
Providence Equity Partners IV, L.L.C., 901
Fleet Center, 50 Kennedy Plaza, Providence,
Rhode Island 02903

Represents 19,628,247 shares of the Issuer's common stock owned of record by PEP PAS, L.L.C. and 63,308 shares of common stock owned of record by PEOP PAS, L.L.C. The foregoing numbers represent shares for which PEP PAS, L.L.C. and PEOP PAS, L.L.C. each has sole dispositive and voting power. Such shares may be deemed to be beneficially owned, respectively, by Providence Equity Partners IV L.P. ("PEP4"), the sole member of PEP PAS, L.L.C. and Providence Equity
Operating Partners IV, L.P. ("PEOP4"), the sole member of PEOP PAS, L.L.C., Providence Equity GP IV
L.P. ("PEGP4"), the sole general partner of both
PEP4 and PEOP4, Providence Equity Partners IV L.L.C.
(the "LLC"), the sole general partner of PEGP4, and Jonathan M. Nelson, Glenn M. Creamer and Paul J.
Salem, the managing members of LLC. Messers Nelson, Creamer and Salem disclaim beneficial ownership of the shares beneficially owned by Providence Equity
Partners IV L.P. and Providence Equity Operating
Partners IV L.P., except to the extent of their pecuniary interest therein.




Signatures:

/s/ Providence Equity Partners IV, L.L.C.
/s/ Providence Equity Partners IV, L.L.C.

/s/ PEP PAS, L.L.C.
PEP PAS, L.L.C.

/s/ PEOP PAS, L.L.C.
PEOP PAS, L.L.C.

/s/ Providence Equity Partners IV L.P.
Providence Equity Partners IV L.P.

/s/ Providence Equity Operating Partners IV, L.P.
Providence Equity Operating Partners IV, L.P.

/s/ Providence Equity GP IV L.P.
Providence Equity GP IV L.P.

/s/ Jonathan M. Nelson
Jonathan M. Nelson

/s/ Glenn M. Creamer
Glenn M. Creamer

Date: March 16, 2005